Mantyla McReynolds, LLC


                         5872 South 900 East, Suite 250
                           Salt Lake City, Utah 84121




November 23, 2004

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re: Consent to be named in the Form SB-2/A Registration Statement, for the registration of 13,600,000 shares of common stock of Russian Athena, Inc., (the Registrant).

Ladies and Gentlemen:

We hereby consent to the use of our report for the period ended June 30, 2004, dated September 15, 2004, in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

Sincerely,


/s/Mantyla McReynolds
Mantyla McReynolds